Exhibit 99.1
VOLCANO REPORTS SECOND QUARTER RESULTS
COMPANY ANNOUNCES LITIGATION SETTLEMENT AGREEMENT WITH ST. JUDE MEDICAL AND PLAN TO DIVEST AXSUN TECHNOLOGIES SUBSIDIARY
(SAN DIEGO, CA), August 7, 2014—Volcano Corporation (Nasdaq: VOLC), a leading company focused on improving patient and economic outcomes on a global basis by developing and delivering innovative minimally invasive coronary and peripheral visualization, physiology diagnostics and therapies, today reported results for the second quarter and first six months.
The company also announced today that it will be seeking a divestiture of its Axsun Technologies, Inc. subsidiary. In addition, the company said that it and St. Jude Medical, Inc., (NYSE: STJ) have agreed to settle all existing litigation between the two companies.
For the quarter ended June 30, 2014, Volcano reported revenues of $102.6 million versus revenues of $101.3 million in the same period a year ago. Foreign currency exchange rates did not have a material impact on revenues during the quarter. Medical segment revenues increased approximately two percent on a reported basis.
The company reported net income on a GAAP basis of $282,000, or $0.01 per diluted share, in the second quarter of 2014, versus a net loss of $2.4 million, or $0.04 per share, in the same period a year ago. The results for the second quarter of 2014 included an acquisition-related benefit of $7.2 million related to an adjustment to a contingent liability resulting in a net benefit of $6.4 million, while the results for the second quarter of 2013 included a gain on a strategic investment of $2.2 million. Excluding acquisition-related items, amortization of intangibles and non-cash interest expense on convertible notes, net of tax, the company reported non-GAAP net income of $0.01 per diluted share, compared with non-GAAP earnings per diluted share of $0.03 in the second quarter a year ago.
For the first six months of 2014, Volcano reported revenues of $197.1 million versus revenues of $194.6 million in the first six months of 2013. On a constant currency basis, revenues increased three percent year-over-year after adjusting for a negative impact of approximately $2.7 million from foreign currency. Medical segment revenues increased approximately two and three percent on a reported and constant currency basis, respectively, versus the first six months of 2013.
For the first six months of 2014, the company reported a net loss on a GAAP basis of $10.6 million, or $0.21 per share, versus a net loss of $5.5 million, or $0.10 per share, in the same period a year ago. The results for the first six months of 2014 included a net acquisition-related benefit of $5.4 million, while the results for the first six months of 2013 included other income of $4.2 million. Excluding acquisition-related items, amortization of intangibles and non-cash interest expense on convertible notes, net of tax, the company reported a non-GAAP net loss of $0.10 per share in the first six months of 2014, compared with non-GAAP net earnings per diluted share of $0.06 in the first six months of 2013.
“Our results for the quarter reflect continued expansion of our IVUS (Intravascular Ultrasound) peripheral business in the U.S. and strong growth for our FFR (Fractional Flow Reserve) disposable business in Japan and Europe,” said Scott Huennekens, president and chief executive officer. “These gains helped offset the impact of the continued decline in our coronary IVUS disposable activity.”

“The second quarter was highlighted by the acquisition of AtheroMed, Inc., and its Phoenix® Atherectomy System used in the treatment of peripheral artery disease,” he continued. “We are on track to initiate a limited market release of the Phoenix device later this year and a full market release in early 2015. In addition, during the quarter we began the roll out of our iFR® (Instant Wave-Free Ratio™) FFR offering and SyncVision™ Co- Registration System in the U.S.,” he added.
With respect to the planned Axsun divestiture, Huennekens said, “This decision was driven by our long-term strategy to focus on coronary imaging and physiology leadership, peripheral expansion, profitability and business scale. The Axsun business and financial model is no longer a strategic fit with Volcano. We greatly appreciate the significant contributions of the Axsun team to Volcano over the past several years.”
Under terms of the settlement with St. Jude Medical, the parties have agreed to dismiss their lawsuits with prejudice, with neither party admitting liability to the other. Each party will be granted a release of liability for alleged misconduct, granted a license to all patents-in-suite and granted a covenant not to sue as to various current and future products. As part of the settlement agreement, no financial payments will be made to either party by the other.
“We are pleased with the resolution of these litigation matters and believe this settlement will enable us to better focus on the needs of doctors and patients,” Huennekens said.
Guidance
The company provided updated guidance for the full year 2014. Based on current foreign currency exchange rates, it expects revenues on a reported basis will be $397.0-$401.0 million, with revenues on a constant currency basis in the range of $401.0-$405.0 million. The company said it expects gross margins will be in the range of 63.0-63.5 percent and that operating expenses, including restructuring charges, will be 65.5-66.5 percent of revenues. On a reported basis, the company expects a GAAP net loss of $0.52-$0.55 per share. The company is maintaining its prior guidance for a net loss per share of $0.16-$0.19 on a non-GAAP basis. The company said it has been able to offset its revised outlook for revenues with expense reprioritization initiatives related to SG&A and R&D expenses, resulting in expected lower operating expenses as a percentage of revenues. Non-GAAP results exclude acquisition-related expenses, amortization of intangibles and non-cash interest expense, and assume an effective tax rate of 35.0 percent for the GAAP to non-GAAP adjustments. The company expects weighted average basic shares in 2014 will be approximately 51.4 million.
For the third quarter of 2014, Volcano expects revenues in the range of $95.0-$97.0 million on a reported and $95.5-$97.5 million constant currency basis. It expects gross margins will be in the range of 62.0-62.5 percent and that operating expenses will be in the range of 69.0-70.0 percent of revenues. The company expects a net loss per share of $0.17-$0.19 on a GAAP basis and $0.04-$0.06 on a non-GAAP basis.
Conference Call Information
The company will hold a conference call at 2 p.m., Pacific Daylight Time, (5 p.m., Eastern Daylight Time) today. The teleconference can be accessed by calling (631) 291-4555, passcode 66540992, or via the company’s website at http://www.volcanocorp.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through August 10, at (404) 537-3406, passcode 66540992, and via the company’s website at http://www.volcanocorp.com.

About Volcano Corporation
Through its multi-modality platform, Volcano Corporation is the global leader in intravascular imaging for coronary and peripheral applications, and physiology. The company also offers a suite of peripheral therapeutic devices. The company’s broad range of technologies makes imaging and therapy simpler, more informative and less invasive and offers physicians and their patients around the world with industry-leading tools that aid diagnosis and guide and provide therapy. Founded in cardiovascular care and expanding into other specialties, Volcano is focused on improving patient and economic outcomes. For more information, visit the company’s website at www.volcanocorp.com.
Note Regarding the Use of Non-GAAP Financial Measures
The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses non-GAAP financial measures for financial and operational decision making as a measure to compare period-to-period results. The company believes that they provide useful information about operating results, enhance the overall understanding of operating results and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.
Constant Currency Basis Revenue Changes: Volcano reports changes on a constant currency basis, which is a non-GAAP financial measure. Volcano believes that investors’ understanding of the company’s short-term and long-term financial results is enhanced by taking into consideration the impact of foreign currency translation on revenues. In addition, Volcano’s management uses results of operations before currency translation to evaluate the operational performance of Volcano and as a basis for strategic planning.
Volcano reports its expectations of earnings per share performance excluding certain expenses described below; for additional details please see the “Reconciliation of GAAP to non-GAAP EPS Guidance,” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
Exclusion of Acquisition-Related Expenses: Volcano excludes acquisition-related expenses because it does not consider these acquisition-related costs and adjustments to be related to the continuing organic operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drive the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.
Exclusion of Amortization of Intangibles: Volcano excludes amortization of intangibles because it is a non-cash expense relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, which consist primarily of developed or in-process technology, are valued and amortized over their estimated lives. Volcano believes that since intangible assets represent efforts of the acquired company to build value prior to the acquisition, Volcano management eliminates the impact of the amortization when evaluating its current operating performance.
Exclusion of Non-Cash Interest Expenses: In addition to disclosing the financial statement impact of the authoritative guidance for convertible debt accounting, Volcano management believes that excluding the impact of this authoritative guidance is appropriate because it is non-cash in nature, may provide meaningful supplemental information regarding elements of the company’s borrowing costs in order to properly understand its operational performance and liquidity, and facilitates comparisons to competitors’ results.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding Volcano’s expected revenues, revenue growth, margins, financial results and foreign currency exchange rates for the third and fourth quarter and calendar year 2014, its growth and other strategies and ability to execute on these strategies, the potential Axsun divestiture, competitive position, target markets, development of its base business and pipeline, product launches, benefits from recent acquisitions and benefits from its products and technologies, including new products. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause Volcano’s actual results to differ materially and adversely from statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ include the risks that Volcano’s revenues or other projections may turn out to be inaccurate or Volcano may encounter unanticipated difficulty in achieving these projections; global and regional macroeconomic conditions, generally, and in the medical device and telecom industries, specifically; currency exchange rate fluctuations; the effect of competitive factors and the company’s reactions to those factors; purchasing decisions with respect to the company’s products; the pace and extent of market adoption of the company’s products and technologies; uncertainty in the process of obtaining regulatory approval or clearances for Volcano’s products or devices; the success of Volcano’s growth and other strategies, including the integration of recently-acquired businesses and our ability to integrate businesses from potential future acquisitions; risks associated with Volcano’s international operations; the ability to divest Axsun, if at all, and in a timely or beneficial manner; timing and achievement of product development milestones; outcome of ongoing and future litigation, investigations or claims; the impact and benefits of market development and the related size of Volcano’s addressable markets; our ability to protect our intellectual property; dependence upon third parties; unexpected new data, safety and technical issues; market conditions and other risks inherent to medical and/or telecom device development and commercialization. These and additional risks and uncertainties are fully described in Volcano’s filings made with the Securities and Exchange Commission, including our 10-Q for the quarter ended March 31, 2014, which should be read in conjunction with these financial results. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.
Contact Information:
John Dahldorf
Chief Financial Officer
Volcano Corporation
(858) 720-4020
or
Neal B. Rosen
(650) 458-3014

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(unaudited)

	Three Months Ended June 30,		Percentage Change	Currency Impact		Constant Currency Percentage Change
	2014	2013	2013 to 2014	Dollar	Percentage
Medical segment:
Consoles:
United States	$5.7	$6.9	(18)%	$—	—%	(18)%
Japan	0.2	0.1	16	—	(4)	20
Europe	3.1	2.7	17	0.2	6	11
Rest of world	1.2	1.8	(35)	—	—	(35)
Total Consoles	$10.2	$11.5	(12)%	$0.2	1%	(13)%

IVUS single-procedure disposables:
United States	$22.7	$20.7	10%	$—	—%	10%
Japan	15.8	20.6	(23)	(0.9)	(4)	(19)
Europe	6.9	6.4	9	0.4	6	3
Rest of world	2.9	2.2	33	—	—	33
Total IVUS single-procedure disposables	$48.3	$49.9	(3)%	$(0.5)	(1)%	(2)%

FFR single-procedure disposables:
United States	$15.2	$15.1	2%	$—	—%	2%
Japan	5.5	4.4	23	(0.3)	(6)	29
Europe	10.6	8.0	32	0.6	7	25
Rest of world	0.8	1.2	(33)	—	—	(33)
Total FFR single-procedure disposables	$32.1	$28.7	12%	$0.3	1%	11%

Other	$10.2	$8.9	13%	$(0.1)	(1)%	14%
Sub-total medical segment	$100.7	$99	2%	$(0.1)	—%	2%

Industrial segment	$1.9	$2.3	(19)%	$—	—%	(19)%
Total	$102.6	$101.3	1%	$(0.1)	—%	1%

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(unaudited)

	Six Months Ended June 30,		Percentage Change	Currency Impact		Constant Currency Percentage Change
	2014	2013	2013 to 2014	Dollar	Percentage
Medical segment:
Consoles:
United States	$9.3	$11.7	(21)%	$—	—%	(21)%
Japan	1.2	1.1	4	(0.1)	(11)	15
Europe	5.5	4.2	30	0.3	6	24
Rest of world	2.7	3.5	(23)	—	—	(23)
Total Consoles	$18.7	$20.5	(9)%	$0.2	1%	(10)%

IVUS single-procedure disposables:
United States	$43.7	$40.0	10%	$—	—%	10%
Japan	32.2	41.3	(22)	(3.2)	(8)	(14)
Europe	13.5	12.2	11	0.6	5	6
Rest of world	5.6	4.4	27	—	—	27
Total IVUS single-procedure disposables	$95	$97.8	(3)%	$(2.6)	(3)%	—%

FFR single-procedure disposables:
United States	$28.9	$28.7	1%	$—	—%	1%
Japan	9.9	8.9	12	(0.9)	(10)	22
Europe	20.0	15.9	26	0.9	5	21
Rest of world	2.0	2.0	—	—	—	—
Total FFR single-procedure disposables	$60.9	$55.5	10%	$—	—%	10%

Other	$19.2	$16.9	13%	$(0.3)	(2)%	15%
Sub-total medical segment	$193.7	$190.7	2%	$(2.7)	(1)%	3%

Industrial segment	$3.4	$3.8	(12)%	$—	—%	(12)%
Total	$197.1	$194.6	1%	$(2.7)	(2)%	3%

VOLCANO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$102,605	$101,344	$197,133	$194,575
Cost of revenues, excluding amortization of intangibles	37,711	36,039	72,794	69,166
Gross profit	64,894	65,305	124,339	125,409
Operating expenses:
Selling, general and administrative	49,353	45,734	99,664	89,563
Research and development	13,700	17,954	27,657	33,605
Amortization of intangibles	1,818	820	3,601	1,654
Acquisition related items	(6,441)	911	(5,405)	2,489
Restructuring items	(841)	0	32	0
Total operating expenses	57,589	65,419	125,549	127,311
Operating income (loss)	7,305	(114)	(1,210)	(1,902)
Interest income	281	305	596	643
Interest expense	(7,320)	(6,607)	(14,498)	(13,152)
Exchange rate (loss) gain	(13)	(301)	71	(1,079)
Other, net	14	2,279	124	4,177
Income (loss) before income tax	267	(4,438)	(14,917)	(11,313)
Income tax benefit	(15)	(2,050)	(4,295)	(5,764)
Net income (loss)	$282	$(2,388)	$(10,622)	$(5,549)
Net income (loss) per share:
Basic	$0.01	$(0.04)	$(0.21)	$(0.10)
Diluted	$0.01	$(0.04)	$(0.21)	$(0.10)
Shares used in calculating net income (loss) per share:
Basic	51,300	54,574	51,630	54,389
Diluted	51,674	54,574	51,630	54,389

VOLCANO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Six Months Ended June 30,
	2014	2013
Operating activities
Net loss	$(10,622)	$(5,549)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,212	12,223
Amortization of investment premium, net	1,866	1,378
Accretion of debt discount on convertible senior notes and other long-term debt	9,881	9,341
Changes in contingent consideration	(6,204)	1,656
Non-cash stock compensation expense	7,515	7,847
Asset impairment related to restructuring	818	—
Gain on sale of other long-term investment	(365)	(1,925)
Effect of exchange rate changes and others	(953)	9,139
Deferred income taxes	1,014	—
Changes in operating assets and liabilities, net of acquisitions	(20,103)	(32,583)
Net cash (used in) provided by operating activities	(1,941)	1,527
Investing activities
Purchase of short-term and long-term available-for-sale securities	(120,514)	(154,887)
Sale or maturity of short-term and long-term available-for-sale securities	198,621	139,494
Capital expenditures	(14,661)	(18,490)
Cash paid for intangible assets and other investments	(4,941)	(1,692)
Proceeds from sale of other long-term investments	365	3,426
Cash paid for acquisitions, net of cash acquired	(114,791)	—
Net cash used in investing activities	(55,921)	(32,149)
Financing activities
Repayment of capital lease liability	(19)	(15)
Cash paid to settle contingent liability related to acquisition	(2,900)	—
Proceeds from sale of common stock under employee stock purchase plan	1,851	1,713
Proceeds from exercise of common stock options	7,691	1,185
Net cash provided by financing activities	6,623	2,883
Effect of exchange rate changes on cash and cash equivalents	262	(1,136)
Net decrease in cash and cash equivalents	(50,977)	(28,875)
Cash and cash equivalents, beginning of period	107,159	330,635
Cash and cash equivalents, end of period	$56,182	$301,760

VOLCANO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$56,182	$107,159
Short-term available-for-sale investments	149,981	230,775
Accounts receivable, net	85,097	81,962
Inventories	72,170	60,970
Prepaid expenses and other current assets	24,960	28,525
Total current assets	388,390	509,391

Long-term available-for-sale investments	35,510	34,750
Property and equipment, net	122,471	118,094
Intangible assets, net	126,970	58,108
Goodwill	150,882	55,087
Other non-current assets	56,330	56,489
Total Assets	$880,553	$831,919

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$13,207	$19,137
Accrued compensation	28,277	26,918
Accrued expenses and other current liabilities	29,979	28,453
Deferred revenues	11,119	10,652
Contingent consideration	14,450	3,750
Total current liabilities	97,032	88,910
Convertible senior notes	410,868	401,012
Other long-term debt	1,208	1,268
Deferred revenues	4,802	5,079
Contingent consideration, non-current portion	52,984	29,888
Other non-current liabilities	6,523	5,960
Total liabilities	573,417	532,117
Stockholders' equity	307,136	299,802
Total Liabilities and Stockholders' Equity	$880,553	$831,919

VOLCANO CORPORATION
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
(in thousands, except per share data)
(Unaudited)

Three Months Ended June 30, 2014	Pre-tax Adjustments	Net of Tax (1)	Earnings / (Loss) Per Share

GAAP net income		$282	$0.01
Acquisition related items	(6,441)	(4,187)	(0.08)
Amortization of intangibles	1,818	1,182	0.02
Non-cash interest expense on convertible notes	5,011	3,257	0.06
Non-GAAP net income	$388	$534	$0.01

Weighted average shares outstanding—diluted			51,674

Six Months Ended June 30, 2014	Pre-tax Adjustments	Net of Tax (1)	Earnings / (Loss) Per Share

GAAP net loss		$(10,622)	$(0.21)
Acquisition related items	(5,405)	(3,513)	(0.07)
Amortization of intangibles	3,601	2,341	0.05
Non-cash interest expense on convertible notes	9,935	6,458	0.13
Non-GAAP net loss	$8,131	$(5,336)	$(0.1)

Weighted average shares outstanding—basic			51,630

(1) Effective tax rate of 35% applied to non-GAAP adjustments

VOLCANO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
(in thousands, except per share data)
(Unaudited)

	Q3 2014
	Guidance Range
	From	To

GAAP net loss per share—basic	$(0.17)	$(0.19)
Acquisition related items	0.03	0.03
Amortization of intangibles	0.04	0.04
Non-cash interest expense	0.06	0.06
Non-GAAP net loss per share—basic	$(0.04)	$(0.06)
Weighted average shares outstanding—basic	51,415	51,415

	2014
	Guidance Range
	From	To

GAAP net loss per share—basic	$(0.52)	$(0.55)
Acquisition related items	(0.02)	(0.02)
Amortization of intangibles	0.12	0.12
Non-cash interest expense	0.26	0.26
Non-GAAP net loss per share—basic	$(0.16)	$(0.19)
Weighted average shares outstanding—basic	51,440	51,440

Note: Effective tax rate of 35% applied to non-GAAP adjustments